Exhibit 99.1

Avalon Quantum AI teams up with Caylent and Amazon Web Services on Agentic AI Platform Development

AWS collaboration accelerates Catch-Up Phase 2 development to a fully autonomous Agentic AI Video Platform

FREEHOLD, N.J., April 21, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a technology-innovation company with a strategic focus on developing innovative products and services that serve growing consumer health and technology markets, today announced that its subsidiary, Avalon Quantum AI LLC, is collaborating with Amazon Web Services (“AWS”) to support Phase 2 development of its Catch-Up agentic AI video platform.

Caylent, Inc., an AWS Premier Tier Consulting Partner and a member of the AWS Generative AI Innovation Center’s Partner Innovation Alliance, has been appointed to lead the development. Phase 2 of the Catch-Up platform is expected to transform the video system from a manually-configured tool into a fully autonomous agentic AI video system. This will allow content creators without much technical expertise to effortlessly generate personalized video content across multiple social media platforms.

“We believe working with Caylent and the AWS Generative AI Innovation Center to support our platform development represents a significant validation of our technology and growth strategy,” stated Meng Li, Avalon’s Interim Chief Executive Officer and Chief Operating Officer. “This collaboration is expected to enable us to accelerate Phase 2 of our Catch-Up SaaS platform and advance its evolution into a fully autonomous, agentic AI solution with expanded capabilities and market reach. The work with AWS and Caylent strengthens our development roadmap and supports our ability to scale efficiently as we drive broader adoption and long-term monetization.”

About Caylent

As an AWS Premier Tier Services Partner, Caylent is shaping the future where AI transforms industries responsibly and with excellence. We help companies build the solutions they need to succeed in today’s market while enabling organizational evolution to thrive in a rapidly changing technology landscape. Our AI-enabled delivery methodology combined with our deep AWS experience turns our customers’ ideas into impact, faster.

Caylent’s achievements include being named AWS Migration Consulting Partner of the Year, GenAI Industry Solution Partner of the Year, and Industry Partner of the Year - Financial Services in 2024, Application Modernization Partner of the Year in 2023, AWS Innovation Partner of the Year in 2022, and AWS Rising Star Partner of the Year in 2021. Caylent’s services include migrations, modernization, custom software development and generative AI. Learn more at https://caylent.com/

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a technology-innovation company with a strategic focus on developing innovative products and services that serve growing consumer health and technology markets. Through its wholly-owned subsidiary, Avalon Quantum AI LLC, the Company is advancing next-generation Agentic AI systems, including automated video generation, small business marketing, and workflow automation solutions. Avalon is also distributing the KetoAir™ breathalyzer device a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, which is registered with the U.S. Food and Drug Administration as a Class I medical device.

For more information about Avalon, please visit www.avalon-globocare.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the ability to enter into a definitive agreement, as well as the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

PR@Avalon-GloboCare.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

albt@crescendo-ir.com